SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 3, 2012

Commission File	Registrant, State of Incorporation, Address of	I.R.S. Employer Employer
Number	Principal Executive Offices and Telephone	Identification
	Number	Number

1-08788	NV ENERGY, INC.	88-0198358
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

2-28348	NEVADA POWER COMPANY d/b/a	88-0420104
NV ENERGY
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

0-00508	SIERRA PACIFIC POWER COMPANY d/b/a	88-0044418
NV ENERGY
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure
SIGNATURES

Item 7.01 Regulation FD Disclosure

NV Energy, Inc. (NVE) announced today that the in-service date for the One Nevada Transmission Line (“ON Line”) under construction in Eastern Nevada will be delayed by at least three months.  ON Line was previously expected to be in service by December 31, 2012.  The ON Line project is jointly owned by NVE’s operating utilities and Great Basin Transmission South LLC, an affiliate of LS Power.  The delay is attributed to addressing recent wind-related damage sustained by some of the tower structures.  As a result of the damage and as a precautionary measure, the ON Line owners have directed construction crews to lay down certain existing tower structures and cease erection of further tower structures until the owners have completed an assessment of the situation.  Other construction activities that are focused on safety and are unrelated to the wind-damage are continuing while the owners work to resolve and repair the wind-related damage, ascertain the root causes of the damage, and otherwise determine what project modifications will be necessary to ensure project safety and reliability.  As a result, NVE is also delaying the merger application of its two utilities, Sierra Pacific Power Company d/b/a NV Energy and Nevada Power Company d/b/a NV Energy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

NV Energy, Inc.
(Registrant)

Date: February 3, 2012	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer

Nevada Power Company d/b/a NV Energy
(Registrant)

Date: February 3, 2012	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer

Sierra Pacific Power Company d/b/a NV Energy
(Registrant)

Date: February 3, 2012	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer